Exhibit 21.1
SUBSIDIARIES OF RRI ENERGY, INC.
AS OF FEBRUARY 23, 2010

Subsidiary Name	Jurisdiction of Incorporation/Organization

Conemaugh Fuels, LLC*	Delaware
Keystone Fuels, LLC*	Delaware
Orion Power Atlantic, Inc.	Delaware
Orion Power Capital, LLC	Delaware
Orion Power Development Company, Inc.	Delaware
Orion Power Holdings, Inc.	Delaware
Orion Power Marketing and Supply, Inc.	Delaware
Orion Power Midwest GP, Inc.	Delaware
Orion Power Midwest LP, LLC	Delaware
Orion Power Midwest, L.P.	Delaware
Orion Power New York GP, Inc.	Delaware
Orion Power New York LP, LLC	Delaware
Orion Power New York, L.P.	Delaware
Orion Power Operating Services, Inc.	Delaware
Orion Power Operating Services MidWest, Inc.	Delaware
RRI Energy Asset Management, LLC	Delaware
RRI Energy Broadband, Inc.	Delaware
RRI Energy California Holdings, LLC	Delaware
RRI Energy Channelview (Delaware) LLC	Delaware
RRI Energy Channelview (Texas) LLC	Delaware
RRI Energy Channelview LP	Delaware
RRI Energy Communications, Inc.	Delaware
RRI Energy Coolwater, Inc.	Delaware
RRI Energy Corporate Services, LLC	Delaware
RRI Energy Electric Solutions, LLC	Delaware
RRI Energy Ellwood, Inc.	Delaware
RRI Energy Etiwanda, Inc.	Delaware
RRI Energy Florida, LLC	Delaware
RRI Energy IT Trust	Delaware
RRI Energy Key/Con Fuels, LLC	Delaware
RRI Energy Mandalay, Inc.	Delaware
RRI Energy Mid-Atlantic Power Holdings, LLC	Delaware
RRI Energy Mid-Atlantic Power Services, Inc.	Delaware
RRI Energy Northeast Generation, Inc.	Delaware
RRI Energy Northeast Holdings, Inc.	Delaware
RRI Energy Northeast Management Company	Pennsylvania
RRI Energy Ormond Beach, Inc.	Delaware
RRI Energy Power Generation, Inc.	Delaware
RRI Energy Sabine (Delaware), Inc.	Delaware
RRI Energy Sabine (Texas), Inc.	Delaware
RRI Energy Services Channelview LLC	Delaware
RRI Energy Services Desert Basin, LLC	Delaware
RRI Energy Services, Inc.	Delaware
RRI Energy Solutions East, LLC	Delaware
RRI Energy Solutions Northeast, LLC	Delaware
RRI Energy Trading Exchange, Inc.	Delaware
RRI Energy Ventures, Inc.	Delaware
RRI Energy Wholesale Generation, LLC	Delaware
Sabine Cogen, LP*	Delaware
San Gabriel Power Generation, LLC	Delaware

*	Indicates subsidiaries not wholly-owned either directly or indirectly.